                                                                               .
                                                                               .
                                                                               .
[LOGO OMITTED]

Exhibit 3.1


                       SATZUNG                                                  ARTICLES OF ASSOCIATION



              I. Allgemeine Bestimmungen                                               I. General Provisions


                      Section 1                                                              Section 1
                   Firma und Sitz                                                     Firm Name and Domicile

(1)      Die Firma der Gesellschaft lautet                            (1)      The firm name of the company is

                     PrimaCom AG                                                          PrimaCom AG

(2)      Die Gesellschaft hat ihren Sitz in Mainz.                    (2)      The company is domiciled in Mainz.



                      Section 2                                                            Section 2
               Unternehmensgegenstand                                               Purpose of the Company

(1)      Gegenstand der Gesellschaft ist das Halten                   (1)      The purpose of the company is the holding
         von Beteiligungen an Kapital- und                                     of shares in corporations and
         Personengesellschaften, die direkt oder                               partnerships which, directly or
         indirekt Dienstleistungen auf dem Gebiet                              indirectly, render services in the field
         des Kabelfernsehens erbringen sowie der                               of cable television as well as the
         Erwerb von Anteilen oder Beteiligungen an                             acquisition of assets and shares in such
         solchen Gesellschaften mit der Massgabe, das                          companies, provided that no activities
         hiervon keine Taetigkeiten erfasst werden,                            falling under the Credit System Law
         die in den Anwendungsbereich des                                      ("Kreditwesengesetz") are conducted
         Kreditwesengesetzes fallen.                                           hereby.

(2)      Die Gesellschaft kann weitere Unternehmen                    (2)      The company is entitled to establish
         in Deutschland und im Ausland gruenden,                               further enterprises within Germany or
         bestehende Unternehmen erwerben, sich an                              abroad, to acquire existing ones, to
         solchen beteiligen, die Geschaefte von                                participate in such, to conduct business
         Unternehmen fuhren und Zweigniederlassungen                           of such enterprises and establish
         oder Tochtergesellschaften in Deutschland                             branches and/or subsidiaries in Germany
         oder im Ausland grunden.                                              or abroad.

(3)      Darueber hinaus kann die Gesellschaft alle                    (3)     Furthermore, the company is entitled to
         Geschafte betreiben, die ihr foerderlich                              engage in all types of business
         sind oder sein koennen und die nicht                                  activities which are or could be
         gesetzlich verboten sind, insbesondere                                beneficial to the company and are not
         Patente, Warenzeichen, Lizenzen,                                      prohibited by law, in particular to
         Vertriebsrechte und andere Gegenstande und                            acquire, use, transfer or sell patents,
         Rechte erwerben, nutzen, uebertragen und                              trademarks, licenses, franchises and
         verkaufen sowie Grundeigentum und Rechte an                           other tangible and intangible property
         Grundstucken erwerben, verkaufen, vermieten                           and rights as well as to acquire, sell,
         sowie daran Grundpfandrechte bestellen.                               rent or mortgage real estate and rights
                                                                               in real estate.



                      Section 3                                                            Section 3
                    Geschaeftsjahr                                                         Fiscal Year

Das Geschaeftsjahr ist das Kalenderjahr.                                       The fiscal year is the calendar year.

                      Section 4                                                            Section 4
                  Bekanntmachungen                                                       Announcements

Die Bekanntmachungen der Gesellschaft erfolgen im                      Announcements of the company shall be made in the
Bundesanzeiger.                                                        Federal Gazette ("Bundesanzeiger").



             II. Grundkapital und Aktien                                         II. Share Capital and Shares

                      Section 5                                                            Section 5
               Grundkapital und Aktien                                             Share Capital and Shares

(1)      Das Grundkapital betraegt Euro 50.                           (1)      The share capital is DM 50.614.194,48 (in
         614.194,48 (in Worten: Euro fuenfzig                                  words: Deutsche Mark fifty million six
         Millionen sechshundertvierzehntau                                     hundred and forty thousand one hundred
         sendeinhundertvierundneunzig                                          and ninety four).
         und achtundvierzig Cent).

(2)      Das Grundkapital ist eingeteilt in                           (2)      The share capital is divided up into
         19.798.552 auf den Inhaber lautende                                   19,798,552 no-par value shares to the
         Stuckaktien.                                                          bearer.

(3)      Der Anspruch des Aktionaers auf Verbriefung                   (3)     A shareholder has no claim to a
         seiner Aktien ist ausgeschlossen.                                     certification of its share.

(4)      Der Vorstand ist ermaechtigt, das                             (4)     Upon approval of the supervisory board,
         Grundkapital der Gesellschaft mit                                     the management board is authorized to
         Zustimmung des Aufsichtsrats bis zum 5.                               increase the company's share capital by
         Juni 2007 durch Ausgabe neuer Aktien gegen                            issuing new shares against contributions
         Sach- oder Geldeinlagen einmalig oder                                 in kind or in cash once or several times,
         mehrmals, hochstens jedoch um bis zu Euro                             at a maximum, however, by up to EUR
         25.307.097,24 (in Worten: Euro                                        25,307,097.24 (in words: EURO twenty five
         funfundzwanzig Millionen                                              million three hundred and seven thousand
         dreihundertundsiebentausendsiebenundneunzig                           ninety-seven 24/100) until June 5, 2007.
         24/100) zu erhohen. Fur die Erteilung der                             The approval of the supervisory board
         Zustimmung ist eine Mehrheit von 75% der                              requires a 75% majority of the votes cast
         Stimmen im Aufsichtsrat erforderlich. Der                             in the supervisory board. The management
         Vorstand wird ermaechtigt, Spitzenbetraege                            board is authorized to exempt fractions
         vom Bezugsrecht der Aktionaere auszunehmen.                           of shares from the shareholders'
                                                                               subscription rights.
         Der Vorstand wird daruber hinaus
         ermaechtigt, mit Zustimmung des                                       Moreover, upon approval of the
         Aufsichtsrats das Bezugsrecht der Aktionare                           supervisory board, the management board
         auszuschlie(beta)en                                                   is authorized to exclude the
                                                                               shareholders' subscription rights

       a)       im Falle einer Barkapitalerhoehung fuer einen                  a)      in case of a cash capital increase for a
                Anteil am Genehmigten Kapital in                                       portion of the authorized capital of up
                Hoehe von bis zu Euro 5.010.660,44                                     to EUR 5,010,660.44 (in words: EURO five
                (in Worten: Euro funf Millionen                                        million ten thousand six hundred sixty
                zehntausendsechshundertsechzig                                         and 44/100), if the new shares are issued
                44/100), sofern die neuen Aktien zu                                    at an issue price which does not
                einem Ausgabebetrag ausgegeben                                         considerably fall below the stock
                werden, welcher den Boersenpreis                                       exchange price.
                nicht wesentlich unterschreitet;

       b)       fuer einen Anteil am Genehmigten Kapital in                    b)      for a portion of the authorized capital
                Hoehe von bis zu Euro 25.307.097,24                                    in the amount of up to EUR 25,307,097.24
                (in Worten: Euro fuenfundzwanzig                                       (in words: EURO twenty-five million three
                Millionen dreihundertundsieben-                                        hundred and seven thousand ninety-seven
                tausendsiebenundneunzig                                                and 24/100), in order to issue shares
                24/100), um zum Erwerb von                                             against contributions in kind for the
                Unternehmen oder Beteiligungen an                                      acquisition of enterprises or
                Unternehmen Aktien gegen                                               participations in enterprises.
                Sacheinlagen auszugeben.

(5)      Das Grundkapital der Gesellschaft ist um                     (5)      The share capital of the Company is
         einen Betrag von Euro 3.834.689,12,                                   conditionally increased by up to Euro
         aufgeteilt in bis zu 1.500.000                                        3,834,689.12, divided into 1,500,000
         Inhaberstueckaktien, bedingt erhoeht. Die                             shares without par value. The conditional
         bedingte Kapitalerhoehung dient der                                   capital increase serves to issue shares
         Sicherung von Bezugsrechten, die aufgrund                             to holders of share options which were
         des Hauptversammlungsbeschlusses vom 17.                              issued pursuant to the resolution by the
         Februar 1999 sowie vom 03.07.2000 an                                  shareholders' meeting of February 17,
         Beschaftigte und Fuehrungskraefte der                                 1999 as well as of 03.07.2000 to
         Gesellschaft ausgegeben werden. Die neuen                             employees and executives of the company.
         Aktien nehmen jeweils vom Beginn des                                  The new shares shall each participate in
         Geschaeftsjahres an, in dem sie durch                                 the profits of the company from the
         Ausubung von Optionsrechten entstehen, am                             beginning of the fiscal year during which
         Gewinn teil. Die bedingte Kapitalerhohung                             they are created through exercise of the
         wird nur insoweit durchgefuhrt, wie die                               option right. The conditional capital
         Inhaber von Bezugsrechten von ihrem                                   increase will only become unconditionally
         Bezugsrecht Gebrauch machen.                                          to the extent that holders of option
                                                                               rights exercise their option right.

                      Section 5                                                            Section 5
               Grundkapital und Aktien                                             Share Capital and Shares

(6)      Das Grundkapital ist um bis zu EUR                           (6)      The share capital will conditionally be
         1.265.355,68 duerch Ausgabe von bis zu Stuck                          increased by up to EUR 1,265,355.68 by
         494.964 Aktien bedingt erhoeht (Bedingtes                             issuing up to 494,964 shares (Conditional
         Kapital II). Dir bedingte Kapitalerhoehung                            Capital II). The conditional capital
         dient der Sicherung von Bezugsrechten, die                            increase serves the purpose of securing
         im Rahmen der Ausgabe von Optionsschuldver-                           sub-scription rights, which will be issued
         schreibungen aufgrund des Hauptver-                                   in the framework of the warrant-linked
         sammlungsbeschlusses vom 5. Juni                                      bonds on the basis of the general
         2002 ausgegeben werden. Die bedingte                                  meeting's resolution of June 5, 2002. The
         Kapitalerhoehung wird nur insoweit                                    conditional capital increase is only
         durchgefuehrt, wie die Inhaber von                                    carried out to the extent in which the
         Optionsrechten von ihrem Recht Gebrauch                               holders of option rights make use of their
         machen. Die neuen Aktien nehmen vom Beginn                            rights. The new shares participate in the
         des Geschaeftsjahres an, in dem sie durch                             company's profit as of the beginning of
         Ausubung des Optionsrechts entstehen, am                              such fiscal year in which they are created
         Gewinn der Gesellschaft teil.                                         by exercise of the option right




                    III. Vorstand                                                         III. Board

                      Section 6                                                            Section 6
          Zusammensetzung, Beschlussfassung                                        Constitution, Resolution

(1)      Der Vorstand besteht aus mindestens zwei                     (1)      The board consists of at least two
         Mitgliedern. Im ubrigen wird die Zahl                                 members. Otherwise, the number of its
         seiner Mitglieder durch den Aufsichtsrat                              members shall be determined by the
         festgelegt.                                                           supervisory board.


                      Section 7                                                            Section 7
           Geschaeftsfuhrung und Vertretung                                       Management and Representation

(1)      Die Mitglieder des Vorstands haben die                       (1)      The board members shall conduct the
         Geschaefte der Gesellschaft nach Massgabe der                         business of the company in compliance
         Gesetze, der Satzung und der                                          with the laws, the articles of
         Geschaeftsordnung fur den Vorstand zu fuehren.                        association and the rules of procedure
                                                                               for the board.

(2)      Die Gesellschaft wird durch zwei Mitglieder                  (2)      The company is represented by two board
         des Vorstands oder durch ein Mitglied des                             members or by a board member jointly with
         Vorstands gemeinschaftlich mit einem                                  a prokurist.
         Prokuristen vertreten.


                      Section 8                                                              Section 8
   Geschaeftsordnung Vorstand, Zustimmungsvorbehalt                            Rules of Procedure, Subject to Consent

(1)      Der Aufsichtsrat erlasst eine                                (1)      The supervisory board shall lay down the
         Geschaftsordnung fuer den Vorstand.                                   Standing Orders for the board.

(2)      Die Geschaeftsordnung fuer den Vorstand kann                 (2)      The Standing Orders for the board may
         Geschaefte festlegen, zu deren Vornahme die                           provide for business activities in which
         Zustimmung des Aufsichtsrates erforderlich                            no engagement may take place without
         ist und zu diesem Zweck eine Mehrheit von                             prior consent of the supervisory board,
         bis zu 75 % der Mitglieder des                                        and may for such consent require a vote
         Aufsichtsrates zur Beschlussfassung ueber                             to be cast by up to a 75% majority of the
         diese Zustimmung vorsehen..                                           Members of the Supervisory Board.

                  IV. Aufsichtsrat                                                   IV. Supervisory Board

                      Section 9                                                            Section 9
          Zusammensetzung, Wahl, Amtsdauer                                     Composition, Election, Term of Tenure

(1)      Der Aufsichtsrat besteht aus neun                            (1)      The supervisory board consists of nine
         Mitgliedern. Alle Aufsichtsratsmitglieder                             members. All members of the supervisory
         werden von der Hauptversammlung der                                   board shall be elected by the
         Gesellschaft gewahlt.                                                 shareholders' meeting of the company.


(2)      Die Wahl von jeweils zwei Mitgliedern des                    (2)      The election of two members of the
         Aufsichtsrates als sogenannte                                         supervisory board (A Members), the
        ,,A-Mitglieder'', die Wahl von funf                                    election of five members of the
         Mitgliedern des Aufsichtsrates als                                    supervisory board (B Members) and the
         sogenannte ,,B-Mitglieder'' und die Wahl von                          election of two members of supervisory
         zwei Mitgliedern des Aufsichtsrates als                               board (C Members) shall each be made for
         sogenannte ,,C-Mitglieder'' erfolgt jeweils                           the period until termination of the
         fuer die Zeit bis zur Beendigung derjenigen                           shareholders' meeting deciding on the
         Hauptversammlung, die ueber die Entlastung                            discharge of the supervisory board with
         des Aufsichtsrats hinsichtlich der                                    regard to the A Members for the second
         ,,A-Mitglieder'' fuer das zweite                                      fiscal year, with regard to the B Members
         Geschaeftsjahr, hinsichtlich der                                      for the third fiscal year and with regard
        ,,B-Mitglieder'' fuer das dritte                                       to the C Members for the fourth fiscal
         Geschaeftsjahr, und hinsichtlich der                                  year after commencement of the term of
        ,,C-Mitglieder'' fuer das vierte Geschaeftsjahr                        tenure. In doing so, the fiscal year in
         nach Beginn der jeweiligen Amtszeit                                   which the term of office has started
         beschliesst. Hierbei wird das Geschaeftsjahr,                         shall not count. The shareholders'
         in dem die Amtszeit beginnt, nicht                                    meeting can determine a shorter term of
         mitgerechnet. Die Hauptversammlung kann                               tenure. The election of the successor of
         eine kuerzere Amtszeit der Mitglieder des                             a supervisory board member having
         Aufsichtsrats bestimmen. Die Wahl des                                 resigned from his/her tenure before
         Nachfolgers eines vor Ablauf seiner                                   termination of his/her term of office
         Amtszeit ausgeschiedenen Mitglieds des                                shall be made for the remaining term of
         Aufsichtsrates erfolgt fuer den Rest der                              tenure of the resigned supervisory board
         Amtszeit des ausgeschiedenen Mitglieds.                               member.

(3)      Jedes Mitglied des Aufsichtsrats und jedes                   (3)      Each supervisory board member and each
         Ersatzmitglied kann sein Amt unter                                    substitute can resign from his/her office
         Einhaltung einer Frist von zwei Wochen                                within a period of two weeks after prior
         durch schriftliche Anzeige an den Vorstand                            written notice to the board. For material
         niederlegen. Aus wichtigem Grund kann die                             reasons, the resignation from office may
         Niederlegung des Amtes mit sofortiger                                 become effective immediately by written
         Wirkung durch schriftliche Anzeige an den                             notice to the board.
         Vorstand erfolgen.


                     Section 10                                                           Section 10
           Vorsitzender und Stellvertreter                                       Chairman and Deputy Chairman

(1)      Im Anschluss an die Hauptversammlung, in der                 (1)      Subsequent to the shareholders' meeting,
         die Aufsichtsratsmitglieder gewaehlt worden                           during which the members of the
         sind, findet ohne besondere Einberufung                               supervisory board have been elected, a
         eine Aufsichtsratssitzung statt. In dieser                            supervisory board meeting shall take
         Sitzung wahlt der Aufsichtsrat mit einer                              place without prior calling. During this
         einfachen Mehrheit der Mitglieder, aus                                meeting, the supervisory board elects
         denen er insgesamt zu bestehen hat, aus                               from its members with a simple majority
         seiner Mitte einen Aufsichtsrats-                                     of its members a chairman and two deputy
         vorsitzenden und zwei Stellvertreter.                                 chairmen. The term of tenure of the
         Die Amtszeit des Vorsitzenden und                                     chairman as well as of each of the deputy
         jedes Stellvertreters entspricht,                                     chairmen is equal to their term of tenure
         soweit bei der Wahl nicht eine                                        as supervisory board members unless it
         kurzere Amtszeit bestimmt wird, ihrer                                 had been resolved upon a shorter term of
         Amtszeit als Mitglied des Aufsichtsrates.                             tenure.

(2)      Scheidet der Vorsitzende oder einer seiner                   (2)      In case the chairman or one of the deputy
         Stellvertreter vor Ablauf der Amtszeit aus                            chairmen resigns from their office before
         seinem Amt aus, so hat der Aufsichtsrat                               the end of his/her term of tenure, the
         unverzuglich eine Neuwahl fur die restliche                           supervisory board shall immediately hold
         Amtszeit des ausgeschiedenen                                          a new election for the remaining term of
         Aufsichtsratsmitgliedes vorzunehmen.                                  tenure of the resigned supervisory board
                                                                               member.

                     Section 11                                                           Section 11
            Einberufung, Beschlussfassung                                                  Resolutions

(1)      Der Aufsichtsrat sowie jeder seiner                          (1)      No meeting of the supervisory board or of
         Ausschuesse bedarf zur Ausubung seiner                                any committee thereof may proceed to
         Tatigkeit und zur Beschlussfaessung zu Beginn                         business nor transact any business unless
         und wahrend der gesamten Dauer der                                    a quorum is present at the start of and
         jeweiligen Sitzung der Beschlussfaehigkeit.                           throughout such meeting. For these
         Diese Beschlussfaehigkeit ist erreicht, wenn                          purposes, a quorum of the supervisory
         mindestens sechs (6) Mitglieder personlich                            board shall be at least six (6) members,
         oder durch schriftliche Stimmenabgabe                                 present in person or through votes in
         anwesend sind. Ist zu Beginn oder waehrend                            writing. In the event that a quorum of
         einer ordnungsgemass einberufenen Sitzung                             the members is not so present at the
         des Aufsichtsrates oder einer seiner                                  start of and throughout a duly convened
         Ausschusse die Beschlussfaehigkeit nicht                              supervisory board or committee meeting,
         gegeben, ist die Sitzung durch den                                    that meeting shall be adjourned by the
         Vorsitzenden zu unterbrechen und auf                                  Chairman from the date of such meeting to
         denselben Tag der folgenden Woche                                     the same time and place on the same day
         (,,Wiedereinberufungstag") am selben Ort und                          in the next week ("the Adjournment Date")
         zur selben Zeit zu vertagen, vorausgesetzt,                           provided that such day is a business day,
         dass es sich bei diesem                                               failing which the meeting shall be
         Wiedereinberufungstag um einen Werktag                                adjourned to the next day following the
         handelt. Handelt es sich bei dem                                      Adjournment Date which is a business day
         Wiedereinberufungstag nicht um einen                                  and a quorum at such adjourned meeting
         allgemeinen Werktag, ist die Sitzung auf                              shall consist of such members as are
         denjenigen allgemeinen Werktag zu vertagen,                           present provided that 3 days' notice of
         der dem Wiedereinberufungstag folgt. Die                              the meeting has been given to all the
         Beschlussfassung bei einer in der                                     members and that such notice shall have
         vorgenannten Weise vertagten Sitzung                                  included a statement to the effect that
         erfolgt durch die anwesenden Mitglieder,                              those members present at such adjourned
         vorausgesetzt, dass drei Tage vor dem Tag                             meeting would constitute a quorum.
         der tatsachlichen Durchfuhrung dieser
         Sitzung allen Mitgliedern die Einberufung
         der Sitzung zu dem neuen Zeitpunkt
         zugegangen ist und eine Mitteilung daruber
         enthielt, dass die Beschlussfassung durch die
         anwesenden Mitglieder erfolgen kann.

(2)      Beschlusse des Aufsichtsrats, seine                          (2)      All resolutions of the supervisory board
         Beschlussfaehigkeit vorausgesetzt, werden mit                         must be passed by a simple majority vote
         einfacher Mehrheit durch alle persoenlich                             of all members who are present at a
         anwesenden oder ihre Stimmabgabe                                      quorate meeting of the supervisory board
         fernmuendlich oder schriftlich                                        in person or attending by telephone or
         uebermittelnden Mitglieder gefasst sofern                             with a written vote or, where any member
         nicht gemass Section 8 (2) dieser Satzung                             or members abstain from voting, where
         eine qualifizierte Mehrheit zur                                       there are no votes against such
         Beschlussfassung festgelegt worden ist.                               resolution, unless a higher majority for
         Enthaelt sich ein Mitglied der Stimme, gilt                           such vote is required pursuant to Section
         der Beschlussals zustande gekommen, wenn                              8 (2) of these Articles. For the
         keine Gegenstimmen hierzu abgegeben werden.                           avoidance of doubt, non-attendance at a
         Zur Vermeidung von Missverstaendnissen gilt                           meeting does not constitute a vote
         das Fernbleiben von einer Sitzung nicht als                           against a resolution.
         Stimmabgabe gegen den entsprechenden
         Beschlussvorschlag.

(3)      Die Teilnahme an Sitzungen des                               (3)      Provided that all Members consent to such
         Aufsichtsrats oder einer seiner Ausschusse                            procedure, Members may also participate
         durch Mitglieder kann auch im Wege der                                in supervisory board meetings or
         Telefonkonferenz oder durch andere                                    committee meetings by means of conference
         Kommunikationsmittel erfolgen,                                        telephone or any other communication
         vorausgesetzt, dass saemtliche Mitglieder mit                         equipment through which all those
         diesem Verfahren einverstanden sind und                               participating can hear each other
         einander wahrend der gesamten Sitzung horen                           throughout and shall be deemed present in
         und verstehen konnen. Mitglieder, die auf                             person at any meeting in which they
         die vorgenannte Weise an Sitzungen                                    participate in this manner.
         teilnehmen, gelten als anwesend.



                     Section 11                                                           Section 11
            Einberufung, Beschlussfassung                                                  Resolutions

(4)      Auch fur den Fall, dasskeine Sitzung des                     (4)      Notwithstanding that no meeting of the
         Aufsichtsrates durchgefuhrt wird, gelten                              supervisory board is held, a resolution
         Beschlusse des Aufsichtsrate als gultig                               of the supervisory board may be deemed
         gefasst, wenn der zur Beschlussfassung                                validly passed if the text of the
         vorgelegte Wortlaut des Beschlusses                                   resolution has been signed (in person or
         (Beschlussvorschlag) personlich oder durch                            by facsimile) or approved (by telex or
         Uebermittlung per Telefax durch jedes der                             facsimile) by each member. Such
         Mitglieder unterzeichnet oder genehmigt                               resolution shall be sent to each member
         wurde. Der Beschlussvorschlag ist jedem der                           and shall require a response within a
         Mitglieder zuzuleiten und bedarf jeweils                              period specified in the notice of such
         einer Stimmabgabe innerhalb von 15 Tagen                              resolution, being not less than 15 days
         nach der Absendung der entsprechenden                                 after its date of despatch and no
         Benachrichtigung. Sofern nicht jedes der                              resolution shall take effect until the
         Mitglieder des Aufsichtsrates auf die                                 expiry of such period unless each member
         Einhaltung des vorgenannten Erfordernisses                            of the supervisory board has waived this
         verzichtet hat, kommt eine Beschlussfassung                           requirement. A member who does not reply
         nicht vor Ablauf der Frist von 15 Tagen                               to such resolution within the period
         zustande. Aussert sich ein Mitglied nicht                             specified shall be deemed to have voted
         innerhalb der festgesetzten Frist zu dem                              for such resolution.
         Beschluessvorschlag, gilt dies als
         zustimmende Stimmenabgabe.

(5)      Der Vorsitzende des Aufsichtsrats ist zur                    (5)      The Chairman is authorised to represent
         Vertretung des Aufsichtsrats und zur                                  the supervisory board and enforce its
         Durchsetzung seiner Beschlusse in allen                               resolutions in all legal matters within
         juristischen Angelegenheiten innerhalb und                            and outside the Company.
         au(beta)erhalb der Gesellschaft berechtigt.



                     Section 12                                                           Section 12
 Niederschriften uber alle Sitzungen und Beschluesse                           Protocols on Meetings and Resolutions

(1)      Ueber alle Sitzungen des Aufsichtsrates ist                  (1)      A protocol shall be established on all
         ein Sitzungsprotokoll zu erstellen und von                            Meetings of the supervisory board which
         dem Vorsitzenden des Aufsichtsrates zu                                must be signed by the Chairman. The
         unterzeichnen. Das Sitzungsprotokoll hat                              protocol shall list place and date of the
         den Ort und das Datum der Sitzung, die                                meeting, the participants, the matters on
         Teilnehmer, die einzelnen Punkte der                                  the agenda, the substance of the
         Tagesordnung, den wesentlichen Inhalt der                             deliberations and the resolutions of the
         Beratungen sowie die vom Aufsichtsrat                                 supervisory board. The protocol shall be
         gefa(beta)ten Beschluesse zu enthalten. Das                           sent to each member of the supervisory
         erstellte Protokoll ist unverzueglich                                 board without delay.
         saemtlichen Mitgliedern des Aufsichtsrates
         zuzuleiten.

(2)      Das Sitzungsprotokoll und die darin                           (2)     The protocol and the written resolution
         enthaltenen schriftlichen Beschlusse gelten                           shall be deemed approved if no member
         als genehmigt, wenn kein Mitglied innerhalb                           objects within fourteen days of receipt
         von 14 Tagen nach Zugang des                                          thereof in writing.
         Sitzungsprotokolls schriftlich widerspricht.


                     Section 13                                                            Section 13
        Geschaeftsordnung, Willenserklaerungen,                                Rules of Procedure, Representation,
                 Fassungsanderungen                                                   Changes of Format

(1)      Der Aufsichtsrat gibt sich im Rahmen von                     (1)      The supervisory board shall issue itself
         Gesetz und Satzung seine eigene                                       Rules of Procedure within the limitations
         Geschaeftsordnung.                                                    of the law and the articles of
                                                                               incorporation.

(2)      Der Vorsitzende ist ermaechtigt, im Namen                    (2)      The chairman is authorized to make any
         des Aufsichtsrats die zur Durchfuhrung der                            declarations on behalf of the supervisory
         Beschluesse des Aufsichtsrats und seiner                              board to execute the resolutions of the
         Ausschuesse erforderlichen                                            supervisory board and its subcommittees.
         Willenserklaerungen abzugeben.                                        Only the chairman is authorized to accept
         Ausschliesslich der Vorsitzende ist                                   declarations on behalf of the supervisory
         ermaechtigt, Erklaerungen fur den                                     board. In the event of the chairman's
         Aufsichtsrat entgegenzunehmen. Im Falle der                           absence, each substitute is authorized to
         Verhinderung des Vorsitzenden ist jeder                               make any declarations or receive any
         stellvertretende Vorsitzende zu der Abgabe                            declarations within the foregoing meaning.
         und Entgegennahme von Willenserklaerungen im
         vorstehenden Sinne ermaechtigt.

                     Section 13                                                            Section 13
        Geschaeftsordnung, Willenserklaerungen,                                Rules of Procedure, Representation,
                 Fassungsaenderungen                                                  Changes of Format


(3)      Der Aufsichtsrat ist ermaechtigt, Aenderungen                (3)      The supervisory board is authorized to
         der Satzung zu beschlie(beta)en, die nur ihre                         resolve changes of the format of the
         Fassung betreffen.                                                    articles of incorporation, to the extent
                                                                               they only relate to the format.





                     Section 14                                                            Section 14
                     Ausschuesse                                                          Subcommittees

(1)      Der Aufsichtsrat kann Ausschuesse bilden und                 (1)      The supervisory board may form
         aus seiner Mitte besetzen. Den Ausschuessen                           subcommittees comprised of members of the
         konnen, soweit gesetzlich zulassig,                                   supervisory board. To the extent legally
         Entscheidungsbefugnisse des Aufsichtsrats                             permissible, powers of the supervisory
         uebertragen werden.                                                    board may be delegated to the
                                                                               subcommittees.

(2)      Zusammensetzung, Befugnisse und Verfahren                    (2)      The composition, powers and procedures of
         der Ausschuesse werden durch den                                      the subcommittees shall be determined by
         Aufsichtsrat festgelegt. Soweit der                                   the supervisory board. To the extent no
         Aufsichtsrat keine Bestimmungen hieruber                              provisions are provided for in respect
         trifft, gilt Section 11 fur das Verfahren                             thereto, Section 11 shall govern the
         der Ausschuesse entsprechend.                                         procedure of the subcommittees mutatis
                                                                               mutandis.




                     Section 15                                                           Section 15
                   Vertraulichkeit                                                      Confidentiality

(1)      Die Mitglieder des Aufsichtsrats haben ueber                 (1)      The members of the supervisory board may
         vertrauliche Angaben und Geheimnisse der                              not disclose any confidential information
         Gesellschaft, namentlich Betriebs- und                                and secrets of the company, in particular
         Geschaeftsgeheimnisse, die ihnen durch ihre                           any business secrets, of which they learn
         Tatigkeit im Aufsichtsrat bekannt geworden                            in their capacity as members of the
         sind, Stillschweigen zu bewahren. Diese                               supervisory board. The foregoing
         Verpflichtung gilt auch nach dem                                      obligation shall persist for an unlimited
         Ausscheiden aus dem Amt eines                                         period of time upon the termination of the
         Aufsichtsratsmitgliedes auf unbestimmte                               board membership of a supervisory board
         Dauer fort.                                                           member.


(2)      Beabsichtigt ein Mitglied des                                (2)      A member of the supervisory board may only
         Aufsichtsrats, Dritten Informationen uber                             disclose information regarding the
         Inhalt oder Verlauf einer                                             contents or the procedure of a supervisory
         Aufsichtsratssitzung oder einer sonstigen                             board meeting or any other resolution of
         Beschlussfassung des Aufsichtsrats zu geben,                          the supervisory board, to the extent such
         die nicht von Absatz 1 erfasst werden, so                             would not be covered by paragraph 1 above,
         hat sich das betreffende                                              after having agreed upon on such
         Aufsichtsratmitglied hierueber zuvor mit dem                          disclosure with the chairman of the
         Vorsitzenden des Aufsichtsrates uber die                              supervisory board.
         Weitergabe entsprechender Informationen zu
         verstaendigen.


                     Section 16                                                            Section 16
                      Verguetung                                                          Remuneration

(1)      Der Vorsitzende des Aufsichtsrates erhaelt                   (1)      The Chairman of the supervisory board is
         eine feste jaehrliche Vergutung von Euro                              entitled to an annual fixed remuneration
         40.903,35 (in Worten: Euro                                            of Euro 40,903.35 (in words: Euro fourty
         vierzigtausendneunhundertdrei und                                     thousand nine hundred and three and thirty
         funfunddreissig Cent), jeder Stellvertreter                           five Cent), each Substitute is entitled to
         erhalt eine feste jaehrliche Verguetung von                           an annual fixed remuneration of Euro
         Euro 20.451,68 (in Worten: Euro                                       20,451.68 (in words: Euro twenty thousand
         zwanzigtau send vierhunder teinund fuenfzig und                       four hundred fifty one and sixty eight
         achtundsechzig Cent)und jedes weitere                                 Cent), and each additional member of the
         Mitglied erhalt eine feste jaehrliche                                 supervisory board is entitled to annual
         Vergutung von Euro 10.225,84 (in Worten:                              fixed remuneration of Euro 10,225.84 (in
         Euro zehntausend zweihundertfuenfundzwanzig                           words: Euro ten thousand two hundred and
         und vierundachtzig Cent). Jedes Mitglied                              twenty five thousand and eighty four
         des Aufsichtsrates hat darueber hinaus                                Cent). In addition to the aforementioned
         Anspruch auf Ersatz seiner notwendigen                                remuneration, each member of the
         Auslagen. Die Vergutung ist jeweils zahlbar                           supervisory board shall be entitled to
         innerhalb von funf Bankarbeitstagen nach                              reimbursement for any necessary expenses.
         Abhaltung der Hauptversammlung, die uber                              Such remuneration shall be payable within
         die Entlastung des Aufsichtsrats fur das                              five banking days after the annual general
         abgelaufene Geschaeftsjahr beschliesst.                               meeting, in which the actions of the
                                                                               supervisory board for the prior fiscal
                                                                               year have been ratified.

O

                     Section 16                                                            Section 16
                     Verguetung                                                           Remuneration


(2)      Die auf die Vergutung zu zahlende                            (2)      Any V.A.T. payable on the remuneration
         Umsatzsteuer wird von der Gesellschaft                                shall be reimbursed by the company.
         erstattet.

(3)      Die Gesellschaft traegt die Kosten einer auf                 (3)      For the benefit of the members of the
         die Pflichten als Aufsichtsrat bezogenen                              Supervisory Board, the company bears the
         Haftpflichtversicherung zugunsten der                                 cost of a liability insurance, regarding
         Mitglieder des Aufsichtsrats.                                         the duties of a member of the Supervisory
                                                                               Board.



                 V. Hauptversammlung                                               V. Annual General Meeting
                      Section 17                                                           Section 17
                         Ort                                                                 Place


 (1)     Die Hauptversammlung der Gesellschaft                        (1)      The annual general meeting of the company
         findet am Sitz der Gesellschaft oder im                               shall take place at the registered seat of
         Umkreis von 50 Kilometern ausgehend vom                               the company or within a diameter of 50
         Sitz der Gesellschaft statt.                                          kilometers as from the company's
                                                                               registered seat.

(2)      Die Hauptversammlung kann alternativ zu                      (2)      The annual general meeting may take place
         Absatz 1 am Sitz einer deutschen                                      also at any seat of a German stock
         Wertpapierboerse stattfinden.                                         exchange.


                     Section 18                                                            Section 18
                     Einberufung                                               Calling of the Annual General Meeting

 Die Hauptversammlung ist mindestens einen Monat vor                           The annual general meeting is to be called at
dem letzten Hinterlegungstag gemass Section 19 Absatz                          least one month prior to the last day for deposit
1 durch den Vorstand einzuberufen. Der Tag der                                 pursuant to Section 19 paragraph 1 below by the
Bekanntmachung und der letzte Hinterlegungstag                                 board of directors. The day of announcement and
werden fur die vorstehende Monatsfrist nicht mit                               the last day of deposit shall not count for the
eingerechnet.                                                                  foregoing monthly period.



                      Section 19                                                           Section 19
          Teilnahme an der Hauptversammlung                                    Participation in Annual General Meeting

 (1)     Zur Teilnahme an der Hauptversammlung sind                   (1)      Only those shareholders shall be allowed
         diejenigen Aktionare berechtigt, die ihre                             to participate in the annual general
         Aktien bei (i) der Gesellschaftskasse, (ii)                           meeting who deposited their shares at (i)
         einem deutschen Notar, (iii) einer zur                                the company's registrar, (ii) a German
         Entgegennahme von Aktien befugten                                     notary public, (iii) a bank which is
         Wertpapiersammelbank oder (iv) einer                                  authorized to accept shares or (iv) any
         anderen in der Einberufung bezeichneten                               other depository which is authorized in
         Stelle bis zum Ende der Schalterstunden                               the announcement of the annual general
         hinterlegt haben und bis zur Beendigung der                           meeting by the close of business of the
         Hauptversammlung dort belassen. Die                                   deposit deadline and remain there until
         Hinterlegung hat so rechtzeitig zu                                    the finishing of the annual general
         erfolgen, dasszwischen dem Tag der                                    meeting. The deposit has to be made so
         Hinterlegung und dem Tag der                                          early that at least four banking days
         Hauptversammlung mindestens vier                                      remain between the deposit date and the
         Bankarbeitstage liegen                                                day of the annual general meeting
         (,,Hinterlegungsfrist").                                              ("deposit deadline").


                      Section 19                                                           Section 19
          Teilnahme an der Hauptversaemmlung                                   Participation in Annual General Meeting

 (2)     Eine ordnungsgemasse Hinterlegung gemass                     (2)      A proper deposit according to paragraph 1
         Absatz 1 liegt auch dann vor, wenn die                                above is also effected, if the shares are
         Aktien mit Zustimmung einer                                           blocked by a credit institution with the
         Hinterlegungsstelle fur diese bei einem                               consent and for the benefit of the
         Kreditinstitut bis zur Beendigung der                                 depository until the end of the
         Hauptversammlung gesperrt werden.                                     shareholders' meeting.

 (3)     Werden die Aktien bei einem deutschen Notar                  (3)      If the shares are deposited with a German
         oder bei einer Wertpapiersammelbank                                   notary public or in a bank for the
         hinterlegt, so ist die vom Notar oder der                             central depository of securities, the
         Wertpapiersammelbank auszustellende                                   certificate of deposit has to be issued
         Bescheinigung spatestens am ersten                                    by the notary public or the bank for the
         Bankarbeitstag nach Ablauf der                                        central depository of securities to the
         Hinterlegungsfrist bei der Gesellchaft                                company at the latest on the first bank
         einzureichen.                                                         working day after the deposit deadline
                                                                               has run out.



                      Section 20                                                          Section 20
           Vorsitz in der Hauptversammlung                                     Presidency of the Shareholders' Meeting

 (1)     Den Vorsitz in der Hauptversammlung fuehrt                   (1)      The chairman of the supervisory board or
         der Vorsitzende des Aufsichtsrats oder ein                            a member of the supervisory board
         von ihm bestimmtes anderes                                            designated by him presides over the
         Aufsichtsratsmitglied. Fuer den Fall, dass                            shareholders' meeting. In the case that
         weder der Vorsitzende des Aufsichtsrats                               neither the chairman of the supervisory
         noch ein von ihm bestimmtes Mitglied des                              board nor a member of the supervisory
         Aufsichtsrats den Vorsitz uebernimmt, wird                            board designated by him takes the chair,
         der Vorsitzende durch den Aufsichtsrat                                the president shall be elected by the
         gewaehlt.                                                             supervisory board.

 (2)     Der Vorsitzende leitet die                                   (2)      The president directs the shareholders'
         Hauptversammlung. Er bestimmt insbesondere                            meeting. In particular, he determines the
         die Reihenfolge der Verhandlungsgegenstande                           sequence of the topics of discussion and
         und der Wortbeitrage sowie die Art und                                of the oral contributions as well as the
         Reihenfolge der Abstimmungen.                                         manner and sequence of the votings.



                      Section 21                                                          Section 21
                   Beschlussfassung                                                     Decision Making

(1)      Jede Aktie gewaehrt in der Hauptversammlung                  (1)      Each share carries one vote in the
         eine Stimme.                                                          shareholders' meeting.

 (2)     Das Stimmrecht kann durch einen                              (2)      The vote can be exercised by proxy.
         Bevollmaechtigten ausgeubt werden. Fuer die                           Written form is required and sufficient
         Vollmacht ist die schriftliche Form                                   for the power of attorney.
         erforderlich und ausreichend.


                      Section 22                                                          Section 22
                Mehrheitserfordernisse                                               Majority Requirements

Fur die Beschlusse der Hauptversammlung genuegen,                              Unless otherwise provided for by mandatory law,
sofern nicht das Gesetz zwingend etwas anderes                                 for the decisions taken by the shareholders'
vorschreibt, als Stimmenmehrheit die einfache                                  meeting the simple majority of the votes cast is
Mehrheit der abgegebenen Stimmen und als                                       sufficient for a majority of votes and the simple
Kapitalmehrheit die einfache Mehrheit des bei der                              majority of the stated capital present at the time
Beschlussfassung vertretenen Grundkapitals.                                    of the vote is sufficient for a majority of capital.

                  VI. Jahresabschluss                                                 VI. Annual Accounts

                      Section 23                                                          Section 23
            Jahresabschluss und Gewinnverwendung                                Annual Accounts and Profit Distribution

 (1)     Der Vorstand hat den von ihm aufgestellten                   (1)      The board has to submit the annual
         Jahresabschluss und den Lagebericht sowie                             accounts and the statement of affairs as
         den Konzernabschluss und den                                          well as the consolidated annual accounts
         Konzernlagebericht zusammen mit dem                                   and the consolidated statement of affairs
         Vorschlag fuer die Verwendung des                                     together with a proposal for the
         Bilanzgewinns dem Aufsichtsrat zur Pruefung                           distribution of the accumulated earnings
         vorzulegen.                                                           to the supervisory board for its review.

 (2)     Nach Eingang des Berichts des Aufsichtsrats                  (2)      After receipt of the supervisory board's
         ueber das Ergebnis seiner Pruefung hat der                            report on the results of their review,
         Vorstand unverzuglich die ordentliche                                 the board immediately has to call the
         Hauptversammlung einzuberufen, die                                    regular shareholders' meeting, that has
         innerhalb der ersten acht Monate eines                                to take place during the first eight
         jeden Geschaeftsjahres stattzufinden hat.                             months of every business year. It decides
         Sie beschliesst uber die Entlastung der                               on the discharge of the members of the
         Mitglieder des Vorstandes und des                                     board and the supervisory board and on
         Aufsichtsrats sowie uber die Verwendung des                           the distribution of the accumulated
         Bilanzgewinns und wahlt den Abschlussprufer.                          earnings and elects the auditors of the
                                                                               annual accounts.

 (3)     Vorstand und Aufsichtsrat sind ermaechtigt,                  (3)      The board and supervisory board are each
         bei der Feststellung des Jahresabschlusses                            empowered, when establishing the annual
         den Jahresuberschuss, der nach Abzug der in                           accounts, to allocate the annual surplus
         die gesetzliche Rucklage einzustellenden                              remaining after the amounts that have to
         Betraege und eines Verlustvortrags                                    be allocated to the statutory reserves
         verbleibt, zum Teil oder ganz in andere                               and a loss carryover have been deducted,
         Gewinnrucklagen einzustellen.                                         in full or in part to other profit
                                                                               reserves.


                   VII. Sonstiges                                                    VII. Miscellaneous

                      Section 24                                                          Section 24
                      Sonstiges                                                          Miscellaneous

 (1)     Der Aufwand des Formwechsels in die                          (1)      The costs resulting from the
         Rechtsform der Aktiengesellschaft und der                             transformation into the legal form of a
         Gruendung wird von der Gesellschaft getragen.                         stock corporation and the foundation are
                                                                               borne by the company.

 (2)     Bankarbeitstage sind Werktage, an denen die                  (2)      Bank working days are working days, on
         Banken in Frankfurt am Main fur                                       which the banks in Frankfurt/Main are
         Bankgeschaefte geoeffnet sind.                                        open for bank business.